Key Technology Receives $4.0 MILLION ORDER

WALLA WALLA, WA -- Key Technology, Inc. (NASDAQ:KTEC) announced today that it has received an order in excess of $4.0 million from a major customer in the food processing industry. The order includes multiple units of Key's Tegra(R) and Optyx(TM) optical inspection systems and a small amount of material handling equipment. The equipment is expected to ship during the first half of Key's fiscal 2003.

Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing and industrial markets. The Company's products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allow processors to improve quality, increase yield and reduce cost. Key has manufacturing facilities in Washington, Oregon and the Netherlands, and worldwide sales and service coverage.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

     - the effect of adverse economic conditions in markets served by the Company and the financial capacity of customers to purchase capital equipment;

     - the ability of new products to compete successfully in either existing or new markets;

     - increased competition and its effects on our product pricing and customer capital spending;

     -    risks involved in expanding international operations and sales; and

     - risks associated with adverse fluctuations in foreign currency exchange rates.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, particularly Exhibit 99.1 "Forward-Looking Statement Risk and Uncertainty Factors" to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and the Risk Factors section of the Company's Registration Statement on Form S-4, Post-Effective Amendment No. 3, filed August 17, 2001.

Note: News releases and information on Key Technology, Inc. can be accessed at www.keyww.com on the Internet.


CONTACT:   Ted R. Sharp
           Chief Financial Officer
           Key Technology, Inc.
           (509) 529-2161